                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                         Year Ended December 31
                                         ----------------------
                                          1996       1995        1994
                                          ----       ----        ----

Weighted Average Common
Stock Outstanding                       4,941,041   4,939,989   5,047,849

Options Outstanding                         6,795

Options Exercised                             670
                                        ---------
                                        4,948,506   4,939,989   5,047,849
                                        =========  ==========   =========

Income (Loss)                             501,504  (2,117,319)  1,336,685
                                        =========  ==========   =========

Income (Loss) Per Share                       .10        (.43)        .26
                                        =========  ==========   =========
